SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                               (Amendment No ____)

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

|X| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              NuTECH DIGITAL, INC.

               Name of the Registrant as Specified In Its Charter

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies: Not applicable

      (2) Aggregate number of securities to which transaction applies: Not applicable

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

      (4)   Proposed maximum aggregate value of transaction: Not applicable

      (5)   Total fee paid: Not applicable

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      Amount Previously Paid: Not applicable

      Form, Schedule or Registration Statement No.: Not applicable

      Filing Party: Not applicable

      Date Filed: Not applicable

                                     [LOGO]
                              NUTECH DIGITAL, INC.
                               7900 Gloria Avenue
                           Van Nuys, California 91406

September 14, 2004

To Our Stockholders

      You are cordially invited to attend the Annual Meeting of Stockholders of NuTech Digital, Inc. (the "Company"). The Annual Meeting will be held on October 15, 2004 at 10:00 a.m. at the Company's executive offices, located at 7900 Gloria Avenue, Van Nuys, California 91406.

      The actions we expect to take at the Annual Meeting are described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. Also included with this letter is the Company's Annual Report.

      Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. If you are a record holder of the Company's Common Stock on August 26, 2004, you are eligible to vote with respect to these matters, either personally at the meeting or by proxy. It is important that your shares be voted, whether or not you plan to attend the meeting, to ensure the presence of a quorum. Therefore, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and vote your shares in person for the matters acted upon at the meeting.

      We look forward to seeing you at the Annual Meeting.

                                           Sincerely,

                                           /s/ Lee Kasper
                                           Lee Kasper
                                           President and Chairman of the Board

                              NUTECH DIGITAL, INC.
                               7900 Gloria Avenue
                           Van Nuys, California 91406

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

      The Annual Meeting of Stockholders of NuTech Digital, Inc. will be held on Friday, October 15, 2004, at 10:00 a.m., at 7900 Gloria Avenue, Van Nuys, California 91406 for the following purposes:

      (1)   To elect the following directors:

                           Lee Kasper
                           Joseph Giarmo
                           Yegia Eli Aramyan
                           Jay S. Hergott

      (2) To ratify the appointment of Farber & Hass LLP as the independent auditors for 2004;

      (3) To approve stock option grants to two of our officers and two of our directors; and

      (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Stockholders of record at the close of business on August 26, 2004 will be entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

      All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Please fill in, date, sign and return the enclosed proxy in the return envelope as promptly as possible, whether or not you plan to attend the Annual Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented. If you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

                                            By Order of the Board of Directors

                                            /s/ Joseph Giarmo
                                            Joseph Giarmo
                                            Secretary

Van Nuys, California
September 14, 2004

                              NUTECH DIGITAL, INC.
                               7900 Gloria Avenue
                           Van Nuys, California 91406

                                   ----------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held October 15, 2004

                                   ----------

                                VOTING AND PROXY

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NuTech Digital, Inc., a California corporation (referred to as the "Company", "we", "our" or "us") for use at our Annual Meeting of Stockholders to be held at 7900 Gloria Avenue, Van Nuys, California 91406 on Friday, October 15, 2004, at 10:00 a.m. local time, and at any meeting following adjournment thereof. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about September 22, 2004.

Revocability of Proxy and Voting of Shares

      Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with the Company's Secretary at our principal executive offices located at 7900 Gloria Avenue, Van Nuys, California 91406. The proxy may also be revoked by attending the meeting and voting in person. If it is not revoked, the proxy will be voted at the meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted FOR the approval of the three proposals, and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the meeting or any adjournments thereof.

Record Date, Voting Rights and Outstanding Shares

      The Board of Directors has fixed August 26, 2004 as the record date (the "Record Date") for determining holders of our Common Stock, no par value per share, who are entitled to vote at the meeting. As of the Record Date, we had 20,733,721 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the record holder to one vote on each matter to be voted upon at the meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting will constitute a quorum at the meeting. Votes withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.

      When the proxy is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted on it. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election, in conjunction with information received from our transfer agent. The Inspector of Election will also determine whether or not a quorum is present.


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

      Directors are elected by a plurality of the votes cast in the election. In electing directors, each stockholder has cumulative voting rights and is entitled to cast a number of votes equal to the number of shares held multiplied by the number of directors to be elected. The stockholder may cast these votes all for a single candidate or may distribute the votes among some or all of the candidates. No stockholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Annual Meeting prior to the voting of an intention to cumulate votes. Because all stockholders may cumulate their votes for candidates in nomination if any one stockholder has given such notice, the proxy holder may allocate the votes represented by proxies among the Board of Directors' nominees in the proxy holder's sole discretion. Pursuant to California law, abstentions and negative votes will have no legal effect, but will be counted as present for purposes of determining the existence of a quorum. If no specification is indicated, the shares will be voted "FOR" the election of the director-nominees named on the proxy. Proxies cannot be voted for a greater number of persons than the number of nominees named.

      The affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting in person or by proxy is required to approve all other proposals brought before the meeting. Shares which abstain from voting as to these matters, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to these matters ("broker non-votes"), will not be counted as votes in favor of such matters. For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on a proposal has been obtained, abstentions and broker non-votes will be included in the number of shares present and entitled to vote.

Solicitation

      The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of Common Stock held in their names. We will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to the owners. In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

      We will only deliver one proxy statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

                              NuTech Digital, Inc.
                            Attn: Corporate Secretary
                               7900 Gloria Avenue
                           Van Nuys, California 91406
                          Telephone No.: (818) 994-3831


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

                              OVERVIEW OF PROPOSALS

      This Proxy Statement includes three proposals requiring stockholder action. The proposals relate to:

      o     the election of four directors,

      o the ratification of Farber & Hass LLP as our auditors for the fiscal year ending December 31, 2004; and

      o the approval of stock option grants made to two of our officers and two of our directors.

The proposals are discussed in more detail below.

                                    PROPOSALS

PROPOSAL #1 - ELECTION OF DIRECTORS

      Four directors are to be elected to our Board of Directors at the Annual Meeting. The directors will hold office for a term of one-year. The Board of Directors has nominated Mr. Lee Kasper, Mr. Joseph Giarmo, Mr. Yegia Eli Aramyan and Mr. Jay S. Hergott. We expect that these nominees will be available for election, but if they are not, your proxy will be voted for the election of other nominees to be designated by the Board of Directors to fill any such vacancies.

                    IDENTIFICATION OF THE BOARD OF DIRECTORS

      Our Bylaws permit the Board of Directors to fix the number of its members so long as there are no less than three directors and no more than five directors. At present, the Board of Directors consists of four members. Information regarding the business experience of each nominee and director is provided below. There are no family relationships among our executive officers and directors. Our directors serve until the next annual meeting of our stockholders. Our Board of Directors does not have an audit committee, a nominating committee or a compensation committee or committees performing similar functions.

Lee Kasper, Director Nominee
         Director since June 1997
         Age 58

      Mr. Kasper began his career in the entertainment industry in 1982 by co-founding Image Entertainment, a publicly traded company. Image Entertainment distributes video programming on laserdisc and DVD. During his years with Image Entertainment, Mr. Kasper was a director as well as the Executive Vice President. He was responsible for business development as well as for licensing, manufacturing, and product fulfillment. His major accomplishments while he was at Image Entertainment included building a team of international manufacturers, acting as primary negotiator of licensing agreements with over one hundred studios, developing sales relationships with major retailers and raising over $6,000,000 from Mitsubishi and Mitsui. When Mr. Kasper left Image Entertainment in 1993, its annual sales had grown to $60,000,000. Mr. Kasper left Image Entertainment to found NuTech Entertainment, Inc., a producer of karaoke music software, which is now included in the Company's operations. In 1997 Mr. Kasper formed the Company for the purpose of licensing, manufacturing and distributing DVD products worldwide. Mr. Kasper has been a director since June 1997.

Joseph Giarmo, Director Nominee
         Director since May 2001
         Age 36

      Mr. Giarmo joined us as Vice President on December 1, 1998. Since that time, he has developed numerous DVD product lines, award nominated productions and e-commerce Web sites. Mr. Giarmo is in charge of production of our products, and has been personally responsible for the production of our anime products and certain of our concert videos. We received the AVN 2002 Award for best DVD menus primarily as a result of Mr. Giarmo's efforts. Prior to joining NuTech, Mr. Giarmo was employed by Metro Global Media, Inc. ("Metro"). Mr. Giarmo joined Metro in September 1995 as a CD-Rom Specialist, creating interactive games and developing products based on Mac/PC formats. In 1996 Mr. Giarmo was promoted to Managing Director after launching and marketing various award winning product lines. In 1997 Mr. Giarmo was promoted to Vice President, Product Development. During his last year with Metro, Mr. Giarmo created the first true perspective multi-angle DVD. From 1988 until he joined Metro, Mr. Giarmo was employed by the company he founded, Compu-Doc, a computer service company that provided services primarily to military and educational facilities. Working closely with state educational facilities, Compu-Doc became a licensed authorized service center for IBM, HP, Digital and Zenith data systems, among others. After becoming one of the largest service centers for Zenith data systems, and earning Factory Service Status, Compu-Doc eventually became the sole provider of all service for the tri-state military installations. Compu-Doc opened a retail division in 1992, the focus of which was custom-built, high performance computer systems. Mr. Giarmo has been a director of NuTech since May 2001.

Yegia Eli Aramyan, Director Nominee
         Director since June 2002
         Age 50

      Mr. Aramyan joined NuTech in 2001 as an accountant, responsible for maintaining our general ledger, preparing financial statements, undertaking internal auditing and working with our independent auditors on our financial statement preparation. Prior to joining NuTech, Mr. Aramyan worked for 20 years as Group Controller and Accounting Manager for various companies in an investment group, including Morfi International and Sobleski USA. His responsibilities included budgeting, control, tax, audit, consolidations and general ledger and supporting work. On a consulting basis, Mr. Aramyan has worked for a number of high technology firms, performing accounting and implementing information systems. Mr. Aramyan earned his Bachelor of Arts and Masters of Arts degrees in Economics and Finance from the University of Armenia. Mr. Aramyan became a director in June 2002.

Jay S. Hergott, Director Nominee
         Director since March 2003
         Age 58

      Mr. Hergott was appointed to the Company's Board of Directors in March 2003. Mr. Hergott is a practicing attorney and has been a member of the Illinois Bar Association since 1973 and a member of the California Bar Association since 1976. In 1988 he founded, and is the President of, Castlewood Development Company, a real estate development and residential construction firm which is located in Northbrook, Illinois. From 1977 to 1981 Mr. Hergott was a member of the Midwest Stock Exchange and since 1976 he has been a member of the Chicago Board Options Exchange. Mr. Hergott received his B.A. degree in Government from Southern Illinois University in 1969 and his Juris Doctor from the Illinois Institute of Technology in 1972.

Director Nomination Process

      Our Board of Directors does not have a standing nominating committee or a charter governing the manner in which individuals are nominated to the Board. All of our Board members participate in the nominating process. No member of our Board of Directors is "independent", as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers Marketplace Rules, because all of our directors are also our employees.

      The Board of Directors does not have a policy with regard to the consideration of candidates to the Board recommended by stockholders. The Board has made no determination as to whether or not such a policy should be adopted. The Board of Directors will consider candidates recommended by stockholders. Stockholders wishing to recommend a candidate for membership on the Board of Directors should submit to us the name of the individual and other pertinent information, including a short biography and contact information. We have not received a nomination from any of our stockholders.

      We do not have specific minimum qualifications that a person must meet in order to serve on our Board of Directors. Because our Board is small, our goal is to achieve a balance among the members, so that the knowledge, experience and capabilities each brings to the group will complement the others. To this end, we seek nominees with an understanding of our business and industry, or with education or other business experience that can bring value to our operations. To date, we have not paid any third parties to assist us in finding suitable candidates to serve as directors. All of our nominees are directors standing for re-election. Two of the directors standing for re-election are also our officers. Each nominee to our Board of Directors expressed a willingness to serve during the next fiscal year and, based on a review of his qualifications, each nominee was deemed to be a suitable candidate for nomination.

Communications With Members of our Board of Directors

      The Board of Directors has not established a formal process for stockholders to send communications to its members. Any stockholder may send a communication to any member of the Board of Directors in care of our address below:

                              NuTech Digital, Inc.
                               7900 Gloria Avenue
                           Van Nuys, California 91406
                            Telephone: (818) 994-3831

      If a communication is sent to our address, we will forward any such communication to the Board member. If the stockholder would like the communication to be confidential, it should be so marked.

Meetings of the Board of Directors and Information about Committees

      The Board of Directors took action 21 times by written consent during the 2003 fiscal year. There was one formally called meeting of the Board of Directors during the 2003 fiscal year, which was attended by all directors.

      All the directors who were members of the Board of Directors during the 2003 fiscal year attended the 2003 Annual Meeting. We have no policy with regard to the attendance by Board members at our Annual Meetings.


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

      Our Board of Directors does not have a nominating committee, an audit committee or a compensation committee. No person serving as a director qualifies as an "audit committee financial expert", as defined by the Sarbanes Oxley Act of 2002 and the regulations promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934. In forming our Board of Directors, we sought out individuals who would be able to guide our operations based on their business experience, both past and present, or their education. Our business model is not complex and our accounting issues are straightforward. Responsibility for our operations is centralized within management, which is comprised of four people. We rely on the assistance of others, such as independent contractor accountants, to help us with the preparation of our financial statements. We recognize that having a person who possesses all of the attributes of an audit committee financial expert would be a valuable addition to our Board of Directors, however, we are not, at this time, able to compensate such a person therefore, we may find it difficult to attract such a candidate.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES.

PROPOSAL #2 - RATIFICATION OF FARBER & HASS LLP AS OUR INDEPENDENT AUDITORS FOR 2004

      The Board of Directors requests that the stockholders ratify its selection of Farber & Hass LLP as our independent auditors for the current fiscal year.

Changes in Independent Public Accountants

      Moffitt & Company, P.C., the independent accountants whom we had engaged as the principal accountants to audit our consolidated financial statements for the periods ended December 31, 2001 and December 31, 2000, resigned effective October 11, 2002. On November 11, 2002, we engaged Farber & Hass LLP as our new principal independent accountants to audit our consolidated financial statements for the year ending December 31, 2002.

      The report of Moffitt & Company, P.C. on our financial statements as of and for the years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion, or a disclaimer of opinion. During the one-year period ended December 31, 2001, and the interim period from January 1, 2002 through the date of resignation by Moffitt & Company, P.C., we did not have any disagreements with Moffitt & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moffitt & Company, P.C., would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

      Prior to engaging Farber & Hass LLP, we did not consult Farber & Hass LLP regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

      Representatives of Farber & Hass LLP, independent public auditors for the Company, will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

Disclosure of Fees Billed by our Auditors

      The following table sets forth fees billed to us by our auditors during the fiscal years ended December 31, 2003 and December 31, 2002 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.


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


                                        December 31, 2003      December 31, 2002
                                     -----------------        -----------------
(i)      Audit Fees                      $32,500               $31,288
(ii)     Audit Related Fees              $     0               $ 3,175
(iii)    Tax Fees                        $     0               $     0
(iv)     All Other Fees                  $     0               $     0

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF FARBER & HASS LLP AS OUR INDEPENDENT AUDITORS FOR 2004.

PROPOSAL #3 - APPROVAL OF STOCK OPTION GRANTS TO OFFICERS AND DIRECTORS

      As described below, our Board of Directors recently approved grants of stock options to Lee Kasper, our President, Joseph Giarmo, our Vice President, Yegia Eli Aramyan, our general operations officer and a director and Jay S. Hergott, a director. Our Board of Directors was not required to obtain stockholder approval to grant these options, however, we are requesting stockholder approval so that the grants will meet the requirements of Section 422 of the Internal Revenue Code and thereby qualify as "incentive" stock option grants.

      On June 18, 2004, Lee Kasper was granted an option to purchase 2,000,000 shares of Common Stock at a price of $0.385 per share, 110% of the fair market value on the date of grant. The term of the option is five years. Mr. Kasper will have the right to purchase 1,000,000 shares if we earn at least $2,000,000 in any calendar quarter during the 2004 fiscal year. Mr. Kasper's right to purchase an additional 500,000 shares will vest if we earn at least $5,000,000 in revenues during the 2004 fiscal year. The right to purchase 500,000 shares will vest if we successfully produce at least two major music concerts during the 2004 fiscal year. A major music concert is defined as a concert having a production budget that is no less than $250,000. We have successfully produced two major music concerts during the 2004 fiscal year.

      On June 18, 2004, Joseph Giarmo was granted an option to purchase 300,000 shares of Common Stock at a price of $0.35 per share, the fair market value on the date of grant. The term of the option is ten years. The right to purchase 150,000 shares vested immediately, in recognition of Mr. Giarmo's efforts in filming our first music concert. Mr. Giarmo's right to purchase 50,000 shares will vest if we earn at least $2,000,000 in any calendar quarter during the 2004 fiscal year. Mr. Giarmo will have the right to purchase an additional 50,000 shares if we earn at least $5,000,000 in revenues during the 2004 fiscal year. The right to purchase the remaining 50,000 shares will vest if we successfully produce at least two major music concerts during the 2004 fiscal year. A major music concert is defined as a concert having a production budget that is no less than $250,000. We have successfully produced two major music concerts during the 2004 fiscal year.

      On September 1, 2004, Joseph Giarmo was granted an option to purchase 1,000,000 shares of Common Stock at a price of $0.26 per share, the fair market value on the date of grant. The term of the option is ten years. The right to purchase 500,000 shares vested on the date of grant while the right to purchase the remaining 500,000 shares will vest on October 1, 2004.

      On June 18, 2004, Yegia Eli Aramyan was granted an option to purchase 100,000 shares of Common Stock at a price of $0.35 per share, the fair market value on the date of grant. The term of the option is ten years. The right to purchase 25,000 shares vested on the date of grant, in recognition of Mr. Aramyan's past service to us. The right to purchase the remaining 75,000 shares vests over a three year period, 25,000 shares per year, on the anniversary date of the date of grant.


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

      On September 1, 2004, Jay S. Hergott was granted an option to purchase 40,000 shares of Common Stock at a price of $0.26 per share, the fair market value on the date of grant. The term of the option is ten years. The option was fully vested on the date of grant.

      Mr. Kasper, Mr. Giarmo, Mr. Aramyan and Mr. Hergott are all directors who are currently standing for re-election and Mr. Kasper and Mr. Giarmo are officers. No other employees are entitled to receive benefits pursuant to these individual employee plans, although our Board of Directors has also adopted the NuTech Digital, Inc. 2001 Equity Incentive Plan, pursuant to which employees, directors, consultants and agents may receive our securities.

      If our stockholders approve the option grants described above, we believe they will qualify as incentive stock options under Internal Revenue Code ss.422. If the option grants described above are not approved by our stockholders, or if for some other reason they fail to qualify as incentive stock options, they will be non-qualified stock options.

      A recipient of the awards described above will recognize no income upon grant of an incentive stock option and incur no tax on its exercise (unless the recipient is subject to the alternative minimum tax). If the recipient holds the stock acquired upon exercise of an incentive stock option (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the recipient generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

      If the recipient disposes of ISO Shares prior to the expiration of either required holding period described above, the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term capital gain, depending upon the amount of time the ISO Shares were held by the recipient.

      A recipient will not recognize any taxable income at the time a non-qualified stock option is granted. However, upon exercise of a non-qualified stock option, the recipient will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the recipient's exercise price. The included amount will be treated as ordinary income by the recipient and may be subject to withholding. Upon resale of the shares by the recipient, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss. There is no tax consequence to NuTech Digital, Inc. as a result of either the grant or the vesting of non-qualified stock options. There is also no tax consequence to NuTech Digital, Inc. as a result of either the grant or the vesting of incentive stock options. However, if an employee fails to meet the rules governing incentive stock options (for example, by selling the stock sooner than the rules allow), NuTech Digital, Inc. would be allowed a tax deduction to the extent that the employee had ordinary taxable income from the disqualified incentive stock option. NuTech Digital, Inc. is required to withhold FICA, Medicare and federal income taxes from both employees and former employees upon disqualified dispositions of incentive stock options. NuTech Digital, Inc. is also subject to FICA, Medicare and FUTA on the amounts that are deemed to be wages.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE GRANT OF AWARDS TO CERTAIN OFFICERS, AS DESCRIBED ABOVE.


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

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Other than Lee Kasper, our Chief Executive Officer and President, as of August 26, 2004 there were no individuals that owned more than 5% of our Common Stock. Mr. Kasper's stockholdings are set forth below.

      The following table sets forth, as of August 26, 2004, information with respect to the shares of Common Stock beneficially owned by (i) each director and director nominee; (ii) each person (other than a person who is also a director and/or a director nominee) who is an executive officer named in the Summary Compensation Table below; and (iii) all executive officers and directors as a group. The term "executive officer" is defined as the Chief Executive Officer/President, Vice-President or any other person who performs similar policy making functions for the Company.

                                                                              Amount and Nature of
                                                                                 Beneficial             Percent of
 Title of Class                             Name(1)                              Ownership(2)(3)          Class
----------------         -----------------------------------------------      ---------------------      ----------
Common Stock             Lee Kasper, Executive Officer and Director(4)          9,026,178                  38.68%
                                                                                Shares/Direct
                                                                                Ownership
Common Stock             Joseph Giarmo, Executive Officer and Director(5)       925,000 Shares/Direct      3.96%
                                                                                Ownership
Common Stock             Yegia Eli Aramyan(6)                                   175,000 Shares/Direct          *
                                                                                Ownership
Common Stock             Jay S. Hergott(7)                                      247,500                    1.06%
                                                                                Shares/Indirect
                                                                                Ownership(8)

All Current Directors and Executive Officers as a Group (4 persons)                   10,373,678           43.70%

----------

*        Less than 1%.

(1) The business address of each person named is c/o NuTech Digital, Inc., 7900 Gloria Avenue, Van Nuys, CA 91406.
(2) Based on 20.733,721 shares of Common Stock outstanding on the transfer records as of August 26, 2004.
(3) Calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.
(4) Includes 500,000 shares of Common Stock issuable upon exercise of an option granted to Mr. Kasper on January 9, 2004, 700,000 shares of Common Stock issuable upon exercise of an option granted to Mr. Kasper on May 30, 2003 and 500,000 shares issuable upon exercise of an option for the purchase of 2,000,000 shares granted to Mr. Kasper on June 18, 2004. As of August 26, 2004, Mr. Kasper was entitled to purchase 1,700,000 shares of Common Stock.
(5) Includes 300,000 shares of Common Stock issuable upon exercise of an option granted to Mr. Giarmo on May 30, 2003, 25,000 shares of Common Stock issuable upon exercise of an option for the purchase of 50,000 shares granted to Mr. Giarmo on October 7, 2003, 100,000 shares of Common Stock issuable upon exercise of an option for the purchase of 100,000 shares granted to Mr. Giarmo on January 9, 2004 and 150,000 shares of Common Stock issuable upon exercise of an option for the purchase of 300,000 shares granted to Mr. Giarmo on June 18, 2004. As of August 26, 2004, Mr. Giarmo was entitled to purchase 575,000 shares of Common Stock.
(6) Includes 50,000 shares of Common Stock issuable upon exercise of an option granted to Mr. Aramyan on October 7, 2003 for the purchase of 100,000 shares of Common Stock, 100,000 shares of Common Stock issuable upon exercise of an option granted to Mr. Aramyan on May 30, 2003 and 25,000 shares of Common Stock issuable upon exercise of an option to purchase 100,000 shares granted to Mr. Aramyan on June 18, 2004. As of August 26, 2004, Mr. Aramyan was entitled to purchase 175,000 shares.
(7) Includes 25,000 shares of Common Stock issuable upon the exercise of an option granted to Mr. Hergott on May 30, 2003 and a warrant to purchase 125,000 shares of Common Stock acquired by Mr. Hergott in February 2004 as part of a unit offering made by the Company.
(8) Mr. Hergott's securities are held by the Jay S. Hergott Revocable Trust. Mr. Hergott is the trustee and a beneficiary of this trust.

                            COMPENSATION OF DIRECTORS

      Our bylaws permit us to compensate our directors upon resolution by the Board of Directors. The Board of Directors has agreed to pay to Mr. Jay S. Hergott, for his services as a director, the sum of $10,000 per year. Our remaining three directors have not received compensation for their services as directors.

                  COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our Common Stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

      To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2003 fiscal year our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements with the exception of the following: Form 4s reporting option grants made in May 2003 to Lee Kasper, Joseph Giarmo, Yegia Eli Aramyan and Jay
S. Hergott were filed within three days, rather than within two days, of the grants, Form 4s reporting option grants made to Joseph Giarmo and Yegia Eli Aramyan in October 2003 were filed within three days, rather than within two days, of the grants, Mr. Kasper and Mr. Aramyan filed Form 5s on the 48th day, rather than the 45th day, following the end of the fiscal year, and Mr. Giarmo has not yet filed a Form 4 to report a trade of securities that occurred in December 2003. The value of the trade was less than $4,000.

                      IDENTIFICATION OF EXECUTIVE OFFICERS

Lee Kasper, President, Chief Executive Officer and Chief Financial Officer

      See discussion of business experience above.

Joseph Giarmo, Vice President and Secretary

      See discussion of business experience above.

                              SUMMARY COMPENSATION

      During the 2003 fiscal year, Mr. Lee Kasper, our Chief Executive Officer and President, and Mr. Joseph Giarmo, our Vice President, were the only executive officers receiving compensation of at least $100,000 per year. The following table sets forth information as to the compensation paid or accrued to Mr. Kasper and Mr. Giarmo, as well as to compensation paid to our director, Mr. Jay Hergott, for his services as a director, and to Mr. Yegia Eli Aramyan, another of our directors, for his services as an officer, for the three years ended December 31, 2003, December 31, 2002 and December 31, 2001:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM COMPENSATION
                                 ANNUAL COMPENSATION                    AWARDS                              PAYOUTS
                                                             Other               Securities              All Other
                         ------  ---------------  --------  --------  Restricted Underlying   LTIP      Compen-sation
  Name and Principal                                         Annual   Stock       Options/     Payout   ------------
       Position                      Salary        Bonus    Compen-satAwards     -----------    ($)         ($)
                          Year         ($)          ($)       ($)        ($)        SARs(1)
-----------------------  -------  ---------------  --------                     ------------  --------  --------------
Lee Kasper,               2003     $413,077           ---     ---        ---     700,000        ---      $39,600(4)
Director, CEO,            2002     $410,769(1)        ---     ---        ---     500,000(3)     ---      $39,600(4)
President, CFO            2001     $542,673(2)        ---     ---        ---         ---        ---      $39,600(4)

Joseph Giarmo,            2003      $128,349          ---     ---        ---     350,000        ---       12,750(5)
Director                  2002      $159,228          ---     ---        ---     300,000(3)     ---
Vice President            2001      $131,553          ---     ---        ---         ---        ---        5,000(5)
Secretary

Jay S. Hergott            2003       $10,000          ---     ---        ---       25,000
Director                  2002       $ 5,000          ---     ---        ---          ---        ---          ---
                          2001             0          ---     ---        ---          ---        ---          ---

Yegia Eli Aramyan         2003       $62,838          ---     ---        ---      200,000
Director, Accountant      2002       $56,461       $  750     ---        ---       75,000(3)
                          2001       $21,635       $1,000     ---        ---


(1) Of the amount shown as compensation paid to Mr. Kasper in 2002, the payment of $41,538 was deferred at Mr. Kasper's election. This amount was paid in the 2003 fiscal year.
(2) Of the amount shown as compensation paid to Mr. Kasper in 2001, $362,673 was paid to him as a dividend and $180,000 was paid as salary.
(3) This option grant was cancelled, without exercise, on December 10, 2003.
(4) These amounts represent expenses paid in connection with Mr. Kasper's automobile.
(5) This amount constitutes payments made to Mr. Giarmo pursuant to a joint venture agreement he entered into with us whereby he advanced funds in the amount of $60,000 for the acquisition of licensing rights to certain anime products. Mr. Giarmo was to be repaid at the rate of $0.25 for each unit of the product sold. This agreement was to terminate once Mr. Giarmo was paid a total of $120,000. This advance was paid in full in February 2004.

      We do not have a long term incentive plan or arrangement of compensation with any individual in the group of officers and directors.

Employment Agreements

      Our Board of Directors is currently considering an employment agreement for Mr. Lee Kasper. As of January 1, 2004, we have paid Mr. Kasper the salary required under the employment agreement, even though the Board of Directors has not yet approved the agreement.

Equity Incentive Plan

      Our Board of Directors and our shareholders have approved the NuTech Digital, Inc. 2001 Equity Incentive Plan which permits us to grant, for a ten year period, both stock purchase rights and stock options. We had originally reserved 3,500,000 shares of our common stock for issuance to our directors, employees and consultants under the Plan. In January of each year we are permitted to increase the number of shares of common stock reserved for awards to an amount that does not exceed 30% of all of our issued and outstanding shares. On January 1, 2004, we increased the number of shares of common stock reserved for awards by 252,747 shares. The Plan is administered by the Board of Directors. As the administrator of the Plan, the Board of Directors has the authority and discretion, subject to the provisions of the Plan, to select persons to whom stock purchase rights or options will be granted, to designate the number of shares to be covered by each option or stock purchase right, to specify the type of consideration to be paid, and to establish all other terms and conditions of each option or stock purchase right. Options granted under the Plan will not have a term that exceeds ten years from date of grant. As of December 31, 2003, we granted options to purchase a total of 1,975,000 shares of our common stock under the Plan.

         The following tables set forth certain information concerning the granting and exercise of stock options during the last completed fiscal year by each of the named executive officers and our directors, Mr. Jay Hergott and Mr. Yegia Eli Aramyan, and the fiscal year-end value of unexercised options on an aggregated basis:

                           Option/SAR Grants for Last
                        Fiscal Year-Individual Grants(1)

                                Number of
                               Securities            % of Total
                               Underlying       Options/SARs Granted
                              Options/SARs         to Employees in
Name                           Granted (#)           Fiscal Year        Exercise Price ($/sh)    Expiration Date
-------------------------- -------------------- ---------------------- ---------------------- ----------------------
Lee Kasper                       700,000                35.4%              $0.176/share           May 29, 2008

Joseph Giarmo                    300,000                15.2%               $0.16/share           May 29, 2013
                                 50,000                 2.5%                $0.50/share           October 6, 2013

Jay S. Hergott                   25,000                 1.3%                $0.16/share           May 29, 2013

Yegia Eli Aramyan                100,000                  5%                $0.16/share           May 29, 2013
                                 100,000                  5%                $0.50/share           October 6, 2013
-------------------------- -------------------- ---------------------- ---------------------- ----------------------

(1) Option grants made to Mr. Kasper, Mr. Giarmo and Mr. Aramyan were incentive stock option grants. The grant made to Mr. Hergott was a non-qualified stock option grant.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                         And FY-End Option/SAR Values(1)

                                                                                                    Value of
                                                                             Number of             Unexercised
                                                                            Unexercised           In-the-Money
                                                                           Options/SARs           Options/SARs
                                                                           at FY-End (#)        at FY-End ($)(2)
                             Shares Acquired      Value Realized(1)       Unexercisable/         Unexercisable/
Name                         on Exercise (#)             ($)                Exercisable            Exercisable
-------------------------- -------------------- ---------------------- ---------------------- ----------------------
Lee Kasper                         -0-                   -0-                 700,000/0            $0/$345,000

Joseph Giarmo                      -0-                   -0-              175,000/175,000        $89,250/$89,250
                                   -0-                   -0-               25,000/25,000          $4,250/$4,250

Jay S. Hergott                     -0-                   -0-                 0/25,000              $0/$12,750

Yegia Eli Aramyan                  -0-                   -0-                 0/100,000             $0/$51,000
                                                                             0/100,000             $0/$17,000

Value realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of the common stock on the date the options are exercised. (2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In order to fund working capital requirements, we have from time to time borrowed money on an unsecured basis from persons who are executive officers, directors and/or beneficial holders of 5% or more of our Common Stock, or their affiliates. Our unpaid principal indebtedness to these persons is set forth below.

      In October 2000, we received an unsecured loan in the amount of $100,000 from Mrs. Elynor Kasper, Mr. Lee Kasper's mother. Simple interest accrued on this loan at the rate of 10% per year. The unpaid principal balance of this loan was $60,000. This loan was paid in full in February 2004.

      In March 2001, we entered into an arrangement with our Vice-President, Mr. Joseph Giarmo, whereby Mr. Giarmo advanced funds in the amount of $60,000 for the acquisition of licensing rights to certain films. Mr. Giarmo received $0.25 for each unit of the films that are sold. This loan was paid in full in February 2004.

      In May 2001, we obtained an unsecured loan from Brandon Kasper in the amount of $7,418, which accrued interest at the rate of 7% and was due to be paid on demand. Brandon Kasper is Mr. Lee Kasper's son. We paid this loan in full in April 2003.

      In May 2001, we obtained an unsecured loan from Ryan Kasper in the amount of $7,467, which accrued interest at the rate of 7% and was due to be paid on demand. Ryan Kasper is Mr. Lee Kasper's son. We paid this loan in full in April 2003.

      In May 2001, we obtained an unsecured loan from Jordan Kasper in the amount of $3,555, which accrued interest at the rate of 7% and was due to be paid on demand. Jordan Kasper is Mr. Lee Kasper's son. We paid this loan in full in April 2003.

      On September 15, 2003 we received an unsecured loan from Mr. Lee Kasper in the amount of $300,000. The term of the loan was one year. Simple interest accrued on the unpaid principal at the rate of 10% per year. The loan was paid in full in February 2004.

      On September 18, 2003 we received an unsecured loan from the Brandon G. Kasper Trust, a trust created for the benefit of Mr. Kasper's child. The amount of the loan was $33,334. The term of the loan was one year. Simple interest accrued on the unpaid principal at the rate of 10% per year. The loan was paid in full in February 2004.

      On September 18, 2003 we received an unsecured loan from the Ryan S. Kasper Trust, a trust created for the benefit of Mr. Kasper's child. The amount of the loan was $33,333. The term of the loan was one year. Simple interest accrued on the unpaid principal at the rate of 10% per year. The loan was paid in full in February 2004.

      On September 18, 2003 we received an unsecured loan from the Jordan M. Kasper Trust, a trust created for the benefit of Mr. Kasper's child. The amount of the loan was $33,333. The term of the loan was one year. Simple interest accrued on the unpaid principal at the rate of 10% per year. The loan was paid in full in February 2004.

      On September 18, 2003 we receive an unsecured loan from Mr. Lee Kasper in the amount of $60,000. The term of the loan was one year. Simple interest accrued on the unpaid principal at the rate of 10% per year. The loan was paid in full in February 2004.

      Aside from the foregoing loans, we have also entered into the following transactions with our President and Chief Executive Officer, Mr. Lee Kasper.

      In July 2000, Mr. Kasper provided both his personal residence and his personal guaranty as security for a loan in the amount of $900,000 that we borrowed through the Small Business Administration. We make monthly payments of principal and interest in the amount of $6,414.

      In March 2002, Mr. Kasper also agreed to personally guarantee our bank line of credit in the amount of $650,000. We breached certain covenants of the loan agreement and our lender, U.S. Bank, N.A. wanted us to repay the loan. On November 7, 2002, U.S. Bank, N.A. agreed to make a loan in the amount of $640,000 to Mr. Lee Kasper, who used the proceeds to pay-off our line of credit. The loan to Mr. Kasper requires 30 monthly payments of $21,333 plus interest at 3% over prime. We pledged all of our assets as collateral for repayment of the loan and we have guaranteed repayment of the loan.

      In February 2003, Mr. Kasper received a personal loan of $500,000. The interest rate of the loan is 3% and the term is 36 months. Mr. Kasper loaned these funds to use on terms identical to the terms he received.

      In February 2004 we closed a private offering of our securities. Each investor received a warrant to purchase an additional two shares of common stock for each single share of common stock purchased. The unit price was $0.40 per share. The warrant exercise price is $0.75 per share. The warrants, if not exercised, will expire 10 years from the date of grant. Our director, Mr. Jay Hergott, purchased a total of 62,500 units in this offering.

                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      To be considered for inclusion in next year's Proxy Statement, stockholder proposals must be received at our principal executive offices no later than the close of business on May 1, 2005.

      Notice of intention to present a proposal at the 2005 Annual Meeting should be addressed to Corporate Secretary, NuTech Digital, Inc., 7900 Gloria Avenue, Van Nuys, California 91406. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Any stockholder proposal for next year's Annual Meeting submitted after May 1, 2005 will not be considered filed on a timely basis. For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives, provided that (i) the Company includes in its Proxy Statement advice on the nature of the proposal and how it intends to exercise its voting discretion and
(ii) the proponent does not issue a Proxy Statement.

                          TRANSACTION OF OTHER BUSINESS

      Management does not know of any matters to be brought before the meeting other than those referred to in this Proxy Statement. If any matters which are not specifically set forth in the form of proxy and this Proxy Statement properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

                                      PROXY

                              NUTECH DIGITAL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING ON OCTOBER 15, 2004

      This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted "FOR" the approval of the two proposals set forth in the proxy statement.

      The stockholder(s) represented herein appoint(s) Lee Kasper and/or Joseph Giarmo proxy with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of the Stockholders of NuTech Digital, Inc. to be held at the Company's offices located at 7900 Gloria Avenue, Van Nuys, California 91406, on October 15, 2004 at 10:00 a.m., and in any adjournment or postponement thereof as specified in this proxy.

PROPOSAL #1-ELECTION OF DIRECTORS

Lee Kasper                 FOR | |      AGAINST  | |       ABSTAIN  | |

Joseph Giarmo              FOR | |      AGAINST  | |       ABSTAIN  | |

Yegia Eli Aramyan          FOR | |      AGAINST  | |       ABSTAIN  | |

Jay S. Hergott             FOR | |      AGAINST  | |       ABSTAIN  | |

PROPOSAL #2-RATIFICATION OF FARBER & HASS LLP AS OUR INDEPENDENT AUDITORS
            FOR 2004

         FOR  | |           AGAINST  | |           ABSTAIN  | |

PROPOSAL #3-APPROVAL OF STOCK OPTION GRANTS TO OFFICERS AND DIRECTORS

         FOR  | |           AGAINST  | |           ABSTAIN  | |

     PLEASE MARK, DATE AND SIGN YOUR PROXY CARD AND MAIL IT IN THE ENCLOSED
                          ENVELOPE AS SOON AS POSSIBLE.

  IN THEIR DISCRETION, PROXIES ARE ENTITLED TO VOTE UPON SUCH OTHER MATTERS AS
       MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.


Signature_______________________ Date_______


Signature_______________________ Date_______